Exhibit 99.1
HEALTHCARE REALTY
Gabrielle M. Andrés
Corporate Communications
P 615.269.8175
www.healthcarerealty.com
NEWS RELEASE
HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS
NASHVILLE, Tennessee, February 22, 2010 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2009. Funds from operations (“FFO,” as defined by the National Association of Real Estate Investment Trusts, “NAREIT”) per diluted common share for the three months ended December 31, 2009 totaled $0.35, compared with $0.49 for the three months ended December 31, 2008. FFO per diluted common share totaled $1.66 for the twelve months ended December 31, 2009, compared with the prior year’s $1.63.
Funds available for distribution (“FAD”) for the three months ended December 31, 2009 totaled $0.39 per diluted common share.
Revenues for the three months ended December 31, 2009 totaled $63.7 million, compared with the prior year’s $57.0 million. Revenues for the twelve months ended December 31, 2009 totaled $253.3 million, compared with the prior year’s $213.9 million. Income from continuing operations for the three months ended December 31, 2009 totaled $3.9 million, compared with $6.9 million for the three months ended December 31, 2008. Income from continuing operations for the twelve months ended December 31, 2009 totaled $28.2 million, compared with the prior year’s $18.2 million.
Net income attributable to common stockholders for the three months ended December 31, 2009 totaled $4.4 million, or $0.07 per diluted common share, versus $15.6 million, or $0.27 per diluted common share, for the three months ended December 31, 2008. Net income attributable to common stockholders for the twelve months ended December 31, 2009 totaled $51.1 million, or $0.87 per diluted common share, compared with $41.7 million, or $0.79 per diluted common share for the twelve months ended December 31, 2008.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.3 billion in 204 real estate properties and mortgages as of December 31, 2009, excluding assets classified as held for sale and including an investment in one unconsolidated joint venture. The Company’s 199 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 28 states, totaling approximately 12.3 million square feet. The Company provides property management services to approximately 9.3 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES
Master lease rent	$14,598	$14,657	$57,648	$58,073
Property operating	45,615	37,053	180,024	136,745
Straight-line rent	598	717	2,027	651
Mortgage interest	520	561	2,646	2,207
Other operating	2,333	4,009	10,959	16,255

	63,664	56,997	253,304	213,931

EXPENSES
General and administrative	5,090	5,588	22,493	23,514
Property operating	24,235	23,108	95,141	82,223
Impairment	—	—	—	1,600
Bad debts, net of recoveries	108	1,478	537	1,833
Depreciation	16,076	12,972	62,447	48,129
Amortization	1,196	930	5,259	2,849

	46,705	44,076	185,877	160,148

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt, net	—	2,079	—	4,102
Re-measurement gain of equity interest upon acquisition	—	—	2,701	—
Interest expense	(13,549)	(9,748)	(43,080)	(42,126)
Interest and other income, net	498	1,632	1,173	2,439

	(13,051)	(6,037)	(39,206)	(35,585)

INCOME FROM CONTINUING OPERATIONS	3,908	6,884	28,221	18,198

DISCONTINUED OPERATIONS
Income from discontinued operations	507	8,843	2,813	14,605
Impairments	—	(857)	(22)	(886)
Gain on sales of real estate properties	—	745	20,136	9,843

INCOME FROM DISCONTINUED OPERATIONS	507	8,731	22,927	23,562

NET INCOME	4,415	15,615	51,148	41,760

Less: Net income attributable to noncontrolling interests	(45)	(16)	(57)	(68)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,370	$15,599	$51,091	$41,692

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$0.07	$0.12	$0.48	$0.35

Discontinued operations	—	0.15	0.40	0.46

Net income attributable to common stockholders	$0.07	$0.27	$0.88	$0.81

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$0.07	$0.12	$0.48	$0.35

Discontinued operations	—	0.15	0.39	0.44

Net income attributable to common stockholders	$0.07	$0.27	$0.87	$0.79

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	58,357,290	57,765,614	58,199,592	51,547,279

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	59,311,720	58,705,348	59,047,314	52,564,944

(1)	The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$4,415	$15,615	$51,148	$41,760
Non-cash items:
Depreciation and amortization — real estate	16,539	13,769	66,914	52,069
Depreciation and amortization — other	1,493	812	4,007	2,679
Provision for bad debts, net of recoveries	108	1,478	517	1,904
Impairments	—	857	22	2,486
Straight-line rent receivable	(577)	(718)	(1,925)	(643)
Straight-line rent liability	108	276	444	423
Equity in (income) losses from unconsolidated joint ventures	—	(1,114)	2	(1,021)
Stock-based compensation	425	(707)	3,711	2,780
Provision for deferred post-retirement benefits	417	2,510	2,860	4,992
Re-measurement gain of equity interest upon acquisition	—	—	(2,701)	—
Other non-cash items	(38)	(13)	723	559

Total non-cash items	18,475	17,150	74,574	66,228

Other items:
Accounts payable and accrued liabilities	(6,857)	(6,556)	5,127	3,097
Other liabilities	4,864	3,280	(3,508)	2,313
Other assets	(65)	1,765	(1,017)	6,794
Gain on sales of real estate properties	—	(745)	(20,136)	(9,843)
Gain on sale of land	—	(384)	—	(384)
Gain on extinguishment of debt	—	(2,079)	—	(4,102)
Payment of partial pension settlement	—	—	(2,300)	—
State income taxes paid, net of refunds	(12)	39	(674)	(612)

Total other items	(2,070)	(4,680)	(22,508)	(2,737)

Net cash provided by operating activities	20,820	28,085	103,214	105,251

Cash flows from investing activities:
Acquisition and development of real estate properties	(71,254)	(245,250)	(170,520)	(383,702)
Funding of mortgages and notes receivable	(10,208)	(24,451)	(23,391)	(36,970)
Investment in unconsolidated joint ventures	—	—	(184)	—
Distributions received from unconsolidated joint ventures	—	—	—	882
Partial redemption of preferred equity investment in an unconsolidated joint venture	—	—	—	5,546
Proceeds from sales of real estate	—	12,452	83,441	37,133
Proceeds from mortgages and notes receivable repayments	12,688	5,602	12,893	8,236

Net cash used in investing activities	(68,774)	(251,647)	(97,761)	(368,875)

Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facilities	(323,000)	261,000	(279,000)	193,000
Borrowings on notes and bonds payable	377,969	—	377,969	—
Repayments on notes and bonds payable	(5,793)	(1,093)	(28,433)	(3,813)
Repurchase of notes payable		(14,222)	—	(45,460)
Quarterly dividends paid	(22,855)	(22,692)	(91,385)	(81,301)
Proceeds from issuance of common stock	25,933	193	26,467	197,255
Equity issuance costs	(3)	(357)	(3)	(389)
Common stock redemption	—	—	(8)	(282)
Debt issuance costs	(3,900)	—	(11,293)	—
Credit facility amendment and extension fees	—	(800)	—	(1,126)
Capital contributions received from noncontrolling interests	457	573	2,228	1,469
Distributions to noncontrolling interests	(91)	(58)	(282)	(110)

Net cash provided by (used in) financing activities	48,717	222,544	(3,740)	259,243

Increase (decrease) in cash and cash equivalents	763	(1,018)	1,713	(4,381)
Cash and cash equivalents, beginning of period	5,088	5,156	4,138	8,519

Cash and cash equivalents, end of period	$5,851	$4,138	$5,851	$4,138

(1)	The Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in United States of America for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net Income Attributable to Common Stockholders	$4,370	$15,599	$51,091	$41,692

Gain on sales of real estate properties	—	(1,129)	(20,136)	(10,227)
Real estate depreciation and amortization	16,539	14,094	66,927	53,972

Total adjustments	16,539	12,965	46,791	43,745

Funds From Operations — Basic and Diluted	$20,909	$28,564	$97,882	$85,437

Funds From Operations Per Common Share — Basic	$0.36	$0.49	$1.68	$1.66

Funds From Operations Per Common Share — Diluted	$0.35	$0.49	$1.66	$1.63

Weighted Average Common Shares Outstanding — Basic	58,357,290	57,765,614	58,199,592	51,547,279

Weighted Average Common Shares Outstanding — Diluted	59,311,720	58,705,348	59,047,314	52,564,944

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

`	Three Months Ended
December 31, 2009
Net Income Attributable to Common Stockholders	$4,370
Gain on sales of real estate properties	—
Total non-cash items included in cash flows from operating activities (3)	18,475

Funds Available For Distribution	$22,845

Funds Available For Distribution Per Common Share — Diluted	$0.39

Weighted Average Common Shares Outstanding — Diluted	59,311,720

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Consolidated Statements of Cash Flows that are included in this earnings release.

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